Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

TURBO ENERGY, S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)(3)	Fee Rate	Amount of Registration Fee (4)
Fees Previously Paid	Equity	Ordinary Shares, par value €0.05 per share, as represented by American Depositary Shares (1)	Rule 457(o)	-	-	$5,750,000	0.0001102	$633.6500
	Equity	Representative’s Warrant to purchase Ordinary Shares, as represented by American Depositary Shares (5)	Rule 457(g)	-	-	-	-	-
Fees Previously Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of the Representative’s Warrant (6)	Rule 457(g)	-	-	$402,500	0.0001102	$44.3555
Fees to be Paid	Equity	Ordinary Shares underlying the American Depositary Shares issuable upon exercise of the Representative’s Warrant (6)	Rule 457(g)	-	-	$100,625	0.0001102	$11.0888
	Total Offering Amounts			19,799,990		$6,253,125	0.0001102	$689.0943
	Total Fees Previously Paid							$678.0055
	Total Fee Offsets							-
	Net Fee Due							$11.0888

(1)	The Ordinary Shares will be represented by American Depositary Shares, or ADS, which have been registered under a separate registration statement on Form F-6 (Registration No. 333-273204) and are issuable upon deposit of the Ordinary Shares registered hereby. One ADS will represent two Ordinary Shares.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Ordinary Shares registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any.

(4)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any.

(5)	In accordance with Rule 457(g) under the Securities Act, because the Ordinary Shares of the registrant underlying the Representative’s Warrant is registered hereby, no separate registration fee is required with respect to the Representative’s Warrant registered hereby.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrant is exercisable at a per ADS exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is $503,125 which is equal to 125% of $$402,500 (7% of the proposed maximum aggregate offering price for the ADSs of $5,750,000). Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional Ordinary Shares that are issuable by reason of the anti-dilution provisions of the Representative’s Warrants.